EXHIBIT 3.0

                            ARTICLES OF INCORPORATION


                                                  Ontario Corporation Number
                                               Numero de la compagnie en Ontario
For Ministry Use Only                                       1022633
A l'usage exclusif du ministere

          Ministry of           Ministere de
 [LOGO]   Consumer and          la Consommation
          Commercial            et du Commerce
Ontario   Relations
CERTIFICATE                     CERTIFICAT
This is to certify that these   Ceci certifie que les presents
articles are effective on       statuts entrent en vigueur le
             MARCH      17      MARS. 1993
                                    Trans     Line              Comp     Method
                                    Code      No.      Stat     Type     Incorp.
                                    / A /     / O /    / O /    / A /    / 3 /
                                     18        20       28       29       30

  Director/Directeur                          Notice
Business Corporations Act/          Share     Req'd         Jurisdiction
Loi de sur les compagnies           / S /     / N /         ONTARIO
                                     31        32           33              47
--------------------------------------------------------------------------------
                            ARTICLES OF INCORPORATION
                              STATUTS CONSTITUTIFS

Form 1         1. The name of the corporation is:   Denomination sociale de la
Business                                            compagnie:
Corporations      MIAD SYSTEMS LTD.
Act.
1982           2. The address of the registered     Adresse du siege social:
Formule           office is:
numero 1
Loi de 1982       181 BAY STREET, BCE PLACE, SUITE 2500
sur les           (Street & Number or R.R. Number & if Multi-Office Building
compagnies        give Room No.)
                  (Rue et numero ou numero de la R.R. et, s'il s'agit d'un edifice a bureaux, numero de bureau)

                  TORONTO, ONTARIO                                M5J2T7
                  -------------------------------------           -----------
                  (Name of Municipality or Post Office)           (Postal Code)
                  (Nom de la municipalite ou du bureau de poste)  (Code postal)

                  MUNICIPALITY OF           xxxxxx      METROPOLITAN TORONTO
                  -------------------     ----------    --------------------
                  (Name of Municipality,  dans le/la    (County, District,
                  Geographical Township)                Regional Municipality)
                  (Nom de la municipalite,              (Comte, district,
                  du canton)                            municipalite, regionale)

               3. Number (or minimum and          Nombre (ou nombres minimal
                  maximum number) of              et maximal) d'administrateurs:
                  directors is:

                  A MINIMUM OF ONE (1) AND A MAXIMUM OF SEVEN (7)

               4. The first director(s) is/are:  Premier(s) administrateur(s):

                                                                                                 Resident
                                                                                                 Canadian
                                                  Residence address, giving street & No. or      State
                  First name, initials and        R.R. No. or municipality and postal code.      Yes or No
                  surname                         Adresse personnelle, y compris la rue et       Resident
                  Prenom, initiales et            le numero, le numero de la R.R. ou, le nom     Canadien
                  nom de famille                  de la municipalite et le code postal)          Oui/Non

                  Adrienne Green                   Greenwinds Far, R.R. #2,
                                                   Stouffville, Ontario, L4A 7X3



              5. Restrictions, if any, on business     Limites, s'il y a lieu,
                 the corporation may carry on or on    imposees aux activites
                 powers the corporation may exercise.  commerciales ou aux
                                                       pouvoirs de la compagnie.
                 None

              6. The classes and any maximum number    Categories et nombre
                 of shares that the corporation is     maximal, s'il y a lieu,
                 authorized to issue.                  d'actions que la
                                                       compagnie est autorisee
                                                       a emettre:

                 An unlimited number of common shares without par value and an unlimited number of First Preference Shares without par value issuable in series.

              7. Rights, privileges, restrictions      Droits, privileges,
                 and conditions (if any) attaching     restrictions et
                 to each class of shares and           conditions, s'il y a
                 directors authority with respect to   lieu, rattaches a cheque
                 any class of shares which may be      categorie d'actions et
                 issued in series:                     pouvoirs des
                                                       administrateurs retentis
                                                       a chaque categorie
                                                       d'actions qui peut etre
                                                       emine en serie:

                 1. The First Preference Shares may at any time and from time to time be issued in one or more series, to consist of such number of shares as may, before issuance of such series, be fixed by the directors by Articles of Amendment in accordance with the procedure set forth in the Business Corporations Act (the "Act") respecting the issuance of shares in series.

                 2. The directors of the Corporation may (subject to the
                    limitations set forth herein and in the Act) fix by Articles of Amendment in accordance with the procedure set forth in the Act respecting the issuance of shares in series and, prior to the issuance of any shares of a particular series of First Preference Shares authorized to be issued, the designation, rights, privileges, restrictions and conditions to attach to the First Preference Shares of that particular series, including, without limiting the generality of the foregoing, the rate of preferential dividends and whether or not the same shall be cumulative, the dates of payment thereof, the rights, if any, to participate in further dividends and other distributions made by the Corporation, the redemption price and terms and conditions of redemption, including the rights, if any, of the holders of First Preference Shares of such series to require the redemption thereof, the voting rights and conversion rights, if any, and any redemption fund, purchase fund or other provisions to be attached to the First Preference Shares of such series.

                 3. If any amount:

                    (a) of cumulative dividends, whether or not declared, or
                        declared non-cumulative dividends; or

                    (b) payable on return of capital in the event of the
                        liquidation, dissolution or winding-up of the Corporation or other distribution of assets of the Corporation among its shareholders for the purposes of winding-up its affairs;

                    in respect of shares of a series of First Preference Shares is not paid in full, the shares of such series shall participate rateably with the shares of all other series of the First Preference Shares in respect of:

                    (c) all accumulated dividends, whether or not declared, and all declared non-cumulative dividends; or

                    (d) all amounts payable on return of capital in the event of the liquidation, dissolution or winding-up of the Corporation or other distribution of assets of the Corporation among its shareholders for the purposes of winding-up its affairs;

                 as the case may be.

                 4. The First Preference Shares of any series may be given such preferences over, or rights to participate with, any other shares of the Corporation ranking junior to the First Preference Shares (including in respect of, but not in any way limited to, payment of dividends, repayment of capital and distribution of assets in the event of liquidation, dissolution, or winding-up of the Corporation, or other distribution of assets of the Corporation among its shareholders for the purposes of winding-up its affairs, whether voluntary or involuntary) as may be fixed by the directors of the

                    Corporation in the preferences, rights, conditions, restrictions, limitations and prohibitions attached to such series.

                 5. No preferences, rights, conditions, restrictions,
                    limitations or prohibitions attached to a series of First Preference Shares shall confer upon the shares of that or another series of the First Preference Shares a priority in respect of:

                    (a) dividends; or

                    (b) return of capital in the event of liquidation,
                        dissolution or winding-up of the Corporation or other distribution of assets of the Corporation among its shareholders for the purposes of winding-up its affairs;

                    over the shares of any other series of the First Preference Shares.

                 6. Subject to the provisions of the Act and the provisions attached to any particular series of the First Preference Shares, First Preference Shares of any series, if so provided in the rights, privileges, restrictions and conditions attached to such series, may be purchased for cancellation or made subject to redemption at the option of the Corporation or the holder thereof at such time and at such prices and upon such other terms and conditions as may be specified in the rights, privileges, restrictions and conditions attaching to the First Preference Shares of such series.

                 7. No holder of First Preference Shares shall be entitled, as such, to any pre-emptive right to subscribe for the purchase or to receive any part of any issue of shares, or of bonds, debentures or other securities of the Corporation, whether now or hereafter authorized or issued; provided, however, that, notwithstanding the foregoing, if so specified in the rights, privileges, restrictions and conditions attached to a particular series of First Preference Shares authorized to be issued, the holders of such series of First Preference Shares may be given a pre-emptive right to subscribe for the purchase of or to receive all or a part of any issue of shares or of bonds, debentures or other securities of the Corporation, whether now or hereafter authorized or issued, upon such terms and conditions as it may be specified in such rights, privileges, restrictions and conditions.

                 8. The holders of the First Preference Shares shall not, as such, have any right to vote separately as a class or series upon any proposal to amend the articles of the Corporation to:

                    (a) increase any maximum number of authorized shares of any class of shares of the Corporation having rights or privileges ranking in priority to or equal with the First Preference Shares; or

                    (b) effect an exchange, reclassification or cancellation of all or part of the First Preference Shares; or

                    (c) create a new class of shares ranking in priority to or equal with the First Preference Shares;

                    provided that, notwithstanding the foregoing, if so specified in the provisions attached to a particular series of First Preference Shares authorized to be issued and subject to such limitations as may be specified therein, the Corporation shall be required to obtain the approval by special resolution or in such other manner as may be provided in such rights, privileges, restrictions or conditions, of the holders of such series of First Preference Shares to any proposal to amend the articles of the Corporation in any of the aforesaid respects.

  9. The holders of the common shares are entitled to vote at all meetings of shareholders, to receive dividends and to receive the remaining property of the Corporation upon dissolution.

  8. The issue, transfer or ownership of    ?????? de transfert ouu la propriete
     shares is/is not restricted and the    d'actions est/n'est pas restricte
     restrictions (if any) are as follows:  Les restrictions, s'il y a lieu, sontles sumaries.



No shares of the capital of the Corporation shall be transferred without either
(a) the sanction of the directors of the Corporation expressed either by a resolution or by an instrument or instruments in writing signed by a majority of the directors or alternatively (b) the sanction of the shareholders of the Corporation expressed either by a resolution or by an instrument or instruments in writing signed by the holders of a majority of the outstanding shares of the capital of the Corporation.

9. Other provisions, if any, are:      Autres provisions, s'il y a lieu

(a) The board of directors may from time to time, without authorization of the shareholders:

    (i)  borrow money upon the credit of the Corporation;

   (ii)  issue, reissue, sell or pledge debt obligations of the Corporations;

  (iii) subject to the Business Corporations Act, give a guarantee on behalf of the Corporation to secure performance of an obligation of any person; and

   (iv) mortgage, hypothecate, pledge or otherwise create a security interest in all or any property of the Corporation, owned or subsequently acquired, to secure any obligation of the Corporation.

Nothing in this subparagraph (a) limits or restricts the borrowing of money by the Corporation on bills of exchange or promissory notes made, drawn, accepted or endorsed by or on behalf of the Corporation.

The board of directors may from time to time by resolution delegate any or all of the powers referred to above to a director, a committee of directors or an officer.

For greater certainty, but without in any way limiting the powers conferred on the board of directors hereunder, for the purpose of clause (iv) of this subparagraph (a), "property" shall include and be deemed to include, without limitation, both movable and immovable property.

The foregoing powers conferred on the directors shall be deemed to include the powers conferred on a company by Division VII of the Special Corporate Powers Act, being Chapter P-16 of the Revised Statutes of Quebec, 1977, and every statutory provision that may be substituted therefor or for any provision therein.

(b) The number of shareholders, exclusive of persons who are in the employment of the Corporation and exclusive of persons who, having been formerly in the employment of the Corporation, were, while in that employment, and have continued after termination of that employment to be, shareholders of the Corporation, is limited to not more than fifty, two or more persons who are the joint registered owners of one or more shares being counted as one shareholder.

(c) Any invitation to the public to subscribe for securities of the Corporation is prohibited.

    10. The names and addresses of the incorporators are Nom et adresse des fondateurs

        First name, initials and surname or corporate name
        Prenom, initiale et nom de famille ou denomination sociale


            Adrienne Green


Full residence address or address of registered office or of principal place of business giving street & No. or R.R. No., minicipality and postal code

Adresse personnelle au complet, adresse du siege social ou adresse de l'etablissement principal, y compris la rue et le numero, le numero de la R.R., le nom de la municipalite et le code postal


    Greenwinds Farm, R.R. @2
    Stouffville, Ontario
    L4A 7X3









These articles are signed in duplicate    Les presents statuts sont signes en
                                          double exemplaire.
--------------------------------------------------------------------------------
                          Signatures of incorporators
                           (Signature des fondateurs)

                                 /s/ Adrienne Green
                      ___________________________________
                                 Adrienne Green